Exhibit 10.2

LENDER JOINDER AGREEMENT

August 31, 2012

To:                             Guess ?, Inc.

1444 South Alameda Street

Los Angeles, California 90021

Attention: Dennis Secor, Chief Financial Officer

To:                             JPMorgan Chase Bank, N.A.,
as the Administrative Agent
560 Mission Street, 19th Floor
San Francisco, California 94105

Attention:      Alex Rogin

Gentlemen and Ladies:

We refer to the Credit Agreement, dated as of July 6, 2011, as amended by Amendment No. 1 to Credit Agreement (“Amendment No. 1”), dated as of August 31, 2012 (as the same may be further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Guess ?, Inc. (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender..  Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

1.                                      Pursuant to Section 2.14 of the Credit Agreement, the Borrower has requested, and each of the undersigned (collectively, the “Increasing Lenders”) has agreed to provide, new or additional revolving commitments (collectively, the “Increased Commitments”) in the amounts set forth opposite each such Increasing Lender’s name on Schedule I attached hereto.

2.                                      Each Increasing Lender having a Commitment under the Credit Agreement prior to the date hereof hereby agrees that such Commitment will be increased by the amount of its Increased Commitment, effective on the Increase Effective Date (as defined below).  Each other Increasing Lender (each, an “Additional Lender”) agrees that its Increased Commitment will be a Commitment for all purposes under the Credit Agreement, and that such Additional Lender shall be a Lender for all purposes under the Credit Agreement, in each case effective on the Increase Effective Date (as defined below).  Each Increasing Lender hereby acknowledges and confirms that it has received a copy of the Credit Agreement (including the schedules and exhibits thereto and all amendments thereto) and each other Loan Document.  Each Increasing Lender acknowledges that it has made its own independent investigation and credit evaluation of the Borrower in connection with entering into this Lender Joinder Agreement (this “Agreement”).

3.                                      This Agreement and the obligation of each Increasing Lender to make Loans under its respective Increased Commitment shall become effective on the date (the “Increase Effective Date”) the Administrative Agent is in receipt of:

(i)                                     counterparts of this Agreement duly executed by the Borrower, the Increasing Lenders and the Administrative Agent;

(ii)                                  a written consent hereto (the “Consent”) duly executed by the Guarantors in substantially the form of Exhibit A attached hereto;

(iii)                               such certificates of resolutions of each Loan Party as the Administrative Agent may reasonably require evidencing such Loan Party’s approval of or consent to this Agreement or the Consent, as the case may be, Amendment No. 1 (or the “Consent” referred to therein (the “Amendment Consent”), as the case may be), and the Increased Commitments;

(iv)                              favorable opinions of O’Melveny & Myers LLP and the General Counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in a form reasonably acceptable to the Administrative Agent, with respect to (i) the due authorization of this Agreement, the Consent, Amendment No. 1 and the Amendment Consent and the enforceability of this Agreement, the Consent, Amendment No. 1, the Amendment Consent and the Credit Agreement, as modified by this Agreement, and (ii) such other matters as the Lenders or the Administrative Agent may reasonably request;

(v)                                 a certificate of a Responsible Officer of the Borrower either (A) stating that all consents, licenses and approvals required in connection with the execution, delivery and performance by the Borrower and the validity against the Borrower of this Agreement and of Amendment No. 1 have been obtained, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vi)                              a certificate of a Responsible Officer of the Borrower stating that both before and after giving effect to the 2012 Increase, (A) the representations and warranties contained in Article V of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of such certification, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, and (B) no Default has occurred and is continuing; and

(vii)                           all fees required to be paid to the Administrative Agent or any Lender and all expenses for which reasonably detailed invoices have been presented on or before the Increase Effective Date shall have been paid.

4.                                      On the Increase Effective Date, and after giving effect to any Credit Extension expected to be made by the Borrower on such date, the Revolving Credit Exposures of the Lenders, including any outstanding Committed Loans, Swing Line Exposure and L/C Obligations, will be reallocated in such amounts that after giving effect to such reallocation, the Revolving Credit Exposures of the Lenders will be ratable in accordance with the Lenders’ revised Applicable Percentages after giving effect to the Increased Commitments.

5.                                      Each Increased Commitment and each Loan made thereunder shall bear interest and fees, and all payments of principal, interest and fees thereon shall be payable, in the amounts and at the times applicable to Commitments and Loans under the Credit Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Increasing Lenders in the applicable currency in immediately available funds at the Administrative Agent’s Office in accordance with the Credit Agreement.

6.                                      On and after the Increase Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as modified by this Agreement.  In all other respects, the terms of the Credit Agreement and the other Loan Documents are hereby confirmed.

7.                                      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.                                      This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.  This Agreement may be amended or modified only in writing signed by each party hereto.

9.                                      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  In addition to and without limitation of any of the foregoing, this Agreement shall be deemed to be a Loan Document and shall otherwise be subject to all of the terms and conditions contained in Sections 10.14 and 10.15 of the Credit Agreement, as amended by the Amendment, mutatis mutandi.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

GUESS ?, INC.

By:	/s/ Dennis Secor
Name:	Dennis Secor
Title:	Senior Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Keith Winzenried
Name:	Keith Winzenried
Title:	Credit Executive

JPMORGAN CHASE BANK, N.A., as an Increasing Lender

By:	/s/ Keith Winzenried
Name:	Keith Winzenried
Title:	Credit Executive

Barclays Bank PLC, as an Increasing Lender

By:	/s/ Alicia Borys
Name:	Alicia Borys
Title:	Vice President

Bank of America, N.A., as an Increasing Lender

By:	/s/ Adam Feit
Name:	Adam Feit
Title:	Senior Vice President

Bank of the West, as an Increasing Lender

By:	/s/ Shika Rehman
Name:	Shika Rehman
Title:	Senior Vice President

HSBC Bank USA, National Association, as an Increasing Lender

By:	/s/ Dean Lochrie
Name:	Dean Lochrie
Title:	Vice President

Schedule I

Increasing Lender	Increased Commitment
JPMorgan Chase Bank, N.A.	$30,000,000
Barclays Bank Plc	$25,000,000
Bank of America, N.A.	$20,000,000
Bank of the West	$12,500,000
HSBC Bank USA, National Association	$12,500,000
Total:	$100,000,000

Exhibit A

CONSENT

Dated as of August 31, 2012

Each of the undersigned hereby (a) acknowledges that (i) it has reviewed the Lender Joinder Agreement, dated as of August 31, 2012 (the “Agreement”; capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Agreement) with reference to the Credit Agreement, dated as of July 6, 2011, among Guess ?, Inc., as the Borrower, the Lenders party thereto and the Administrative Agent, as the same may be amended, restated, extended, supplemented or otherwise modified in writing from time to time, (ii) the Guaranty remains in full force and effect, and (iii) under the terms of the Guaranty, it guarantees the Guaranteed Obligations (as defined in the Guaranty), and (b) agrees that the Guaranty is hereby reaffirmed, ratified, approved and confirmed in each and every respect, except that, upon the effectiveness of, and on and after the date of, the Agreement, each reference in the Guaranty to the Credit Agreement, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified by the Agreement.

GUESS.com, Inc.
GUESS? Retail, Inc.
GUESS? Value, LLC
GUESS? Bermuda Holdings, LLC

By:
Name:
Title: